UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

LIBERTY ENERGY CORP

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54596

(Commission File Number)

205024859

(IRS Employer Identification No.)

2425 Fountain View Drive, Suite 300, Houston, TX 77057

(Address of principal executive offices and Zip Code)

(832) 649-2652

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

(a)

On July 21, 2015, the Board of Directors of Liberty Energy Corp (“LBYE” or “Company”) decided to engage LBB & Associates Ltd., LLP, Houston, TX as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ending July 31, 2015, including performing the required quarterly reviews.

In conjunction with the new engagement, with the review and approval of the Company’s Board of Directors, the Company has dismissed its former accountant, McConnell & Jones LLP, Houston, TX, as the Company’s principal accountant effective July 21, 2015. McConnell & Jones LLP has served the Company well since 2012. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with McConnell & Jones LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or  procedure, which disagreements, if not resolved to McConnell & Jones LLP’s satisfaction, would have caused McConnell & Jones LLP to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of dismissal, the reports of McConnell & Jones LLP did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1)  The Report of Independent Registered Public Accounting Firm issued by McConnell & Jones LLP on April 9, 2015 with respect to the Company’s audited financial statements for the year ended July 31, 2014 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred losses, has had negative operating cash flows and minimal revenues. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2)  The Report of Independent Registered Public Accounting Firm issued by McConnell & Jones LLP on November 19, 2013 with respect to the Company’s audited financial statements for the year ended July 31, 2013 contained the following statement:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred losses, has had negative operating cash flows since inception, and minimal revenues. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

3)  During the two most recent fiscal years and any subsequent interim period through the date of dismissal, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has requested that McConnell & Jones LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not McConnell & Jones LLP agreed with the above statements.  As of the date of this filing, the Company has not received a response to that request.   The Company will file an amendment to this Current Report when the response letter is received.

(b)

On July 21, 2015, the Company approved the engagement of LBB & Associates Ltd., LLP as the Company's new independent registered public accounting firm for the fiscal year ending July 31, 2015. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of McConnell & Jones LLP, the Company did not consult with LBB & Associates Ltd., LLP regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

None.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LIBERTY ENERGY CORP

DATE:  August 6, 2015

By:   /s/ Arthur Roy

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Arthur Roy

President

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